UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2013

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) Effective September 19, 2013, Mr. Patrick L. Muldoon, a Class III director, resigned as a member of Arrhythmia Research Technology, Inc. Board of Directors and the committees of the Board on which he served. The resignation was not a result of any disagreement with the Company’s Board or its management.
Mr. Muldoon determined that his professional obligations as the recently appointed president of UMass Memorial Medical Center in Worcester, Massachusetts required him to devote his time to his new endeavors.
The committees of the Board of Directors and its members, each of whom are independent, are, as a result of this change:

Executive and Finance Committee

E. P. Marinos
Dr. Paul F. Walter
Mr. Jason R. Chambers

Compensation Committee

Dr. Paul F. Walter (Chair)

        E. P. Marinos
Jason R. Chambers

Audit Committee

Jason R. Chambers (Chair)
E. P. Marinos

Nominating & Corporate Governance Committee

E. P. Marinos (Chair)
Dr. Paul F. Walter
Jason R. Chambers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 19th day of September, 2013.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ Derek T. Welch
Derek T. Welch
Corporate Controller &
Principal Financial and Accounting Officer